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                          PROFIT SHARING INCENTIVE PLAN
                                       OF
                             CARREKER-ANTINORI, INC.


     1. NAME OF THE PLAN. The Plan is the PROFIT SHARING INCENTIVE PLAN OF CARREKER-ANTINORI, INC.

     2. PURPOSE OF THE PLAN. The Plan is intended to promote the best interests of the shareholders of the Corporation by providing incentives for the employees of the Corporation to remain in the service of the Corporation and to vigorously promote the success of the Corporation.

     3. PLAN CONCEPT. The Plan is a performance-driven incentive plan. Awards are earned based on actual results compared to pre-established targets. Participants shall be eligible to receive Incentive Awards based on (i) the Corporation's and business unit's achievement of certain pre-determined corporate and business unit performance target goals, and/or (ii) the Participant's achievement of certain pre-determined individual performance goals. The measurement period for determining whether performance target goals are met is the Corporation's fiscal year ending January 31 (the "Plan Year"). Employees' salaries and bonus opportunities are adjusted each "Salary Year", which is the twelve-month period ending each March 31. In order to participate in the Incentive Award for fiscal year performance, an employee must remain employed on the last day of the Salary Year following the Plan Year end.

     4. PARTICIPANTS IN THE PLAN. Any employee who shall have been designated by the Board shall, during such individual's period of employment, be a Plan Participant. Currently, the Board has designated all full-time employees except commissioned sales employees as Plan Participants. If, at any time during a Salary Year, a Participant ceases to be an employee of the Corporation by reason of the fact that he or she is discharged by the Corporation with or without cause, by reason of his or her resignation, retirement, death, disability, or otherwise, then such Participant shall have no right nor claim to any Incentive Award for the Plan Year ending within such Salary Year, and all rights of such Participant pursuant to the Plan shall terminate, lapse and be forfeited at the time the Participant ceases to be an employee of the Corporation. If an individual becomes an employee of the Corporation and a Participant after the commencement of a Plan Year, any Incentive Award to which such Participant becomes entitled shall be reduced by a percentage equal to the percentage of the Plan Year during which such individual was not an employee of the Corporation.
A Participant hereunder may not be a plan participant in any other annual cash or stock performance incentive plan maintained by the Corporation, but may be a participant in the Carreker-Antinori, Inc. 1994 Long Term Incentive Plan.

     5. PLAN ADMINISTRATION. The Plan shall be administered by the Committee without further reference to or approval by the Board for decisions made in the ordinary course of Plan administration, including the approval of any award or payment pursuant to the Plan. Subject to the provisions of the Plan, the Committee shall have sole and

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complete authority and discretion to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan, to decide questions of fact under the Plan, and to interpret and apply the terms and provisions of the Plan and take all other actions necessary or advisable for the administration of the Plan.

          5.1 ADMINISTRATIVE ASSISTANCE. The Committee may rely on the employees of the Corporation for such clerical and recordkeeping duties as it, in its sole discretion, shall judge prudent or necessary in connection with its administration of the Plan.

          5.2 PROFESSIONAL ASSISTANCE. The Committee may, at the expense of the Corporation, engage such accountants, attorneys and compensation plan consultants as it, in its sole discretion, shall judge prudent or necessary to assist it in connection with its administration of the Plan.

          5.3 ACTION OF THE COMMITTEE. To be an act of the Committee, an act must be approved by a majority of Committee members at any Committee meeting, or without a meeting, by unanimous written consent of the Committee members.

     6.   COMMITTEE DETERMINATIONS.

          6.1  CURRENT PLAN YEAR DETERMINATIONS.

               6.1.1 As soon as practicable following each Plan Year end, the Committee shall make the following determinations relating to the current Plan Year:

               - subject to the provisions of Section 8.1 hereof, the amount of each Participant's potential Incentive Award stated as a percentage of the Participant's Base Salary;

               -    the corporate-based performance target goals;

               -    the business unit-based performance target goals;

               - the individual-based performance goals applicable to each Participant; and

               - the percentage of each Participant's Incentive Award which is to be paid in cash and the percentage of each Participant's Incentive Award, if any, which is to be paid in the form of an award of stock options of the Corporation. Unless determined otherwise by the Committee, all Participants' Incentive Awards (except for employees who are Executive


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                    Vice Presidents or more senior officers of the
                    Corporation) up to 100% of the standard bonus percentage shall be paid in cash. Awards will be set aside for distribution in excess of the 100% standard cash incentive pool in the form of options if the Corporation exceeds performance required to fund 100% of the standard cash incentive pool. Employees who are Executive Vice Presidents or more senior officers of the Corporation shall be eligible for incentive awards paid 50% in cash and 50% in the form of stock options.

               6.1.2 With regard to individuals becoming Participants during a Plan Year, management will make determinations with regard to these individuals in accordance with parameters approved by the Committee.

          6.2 PRIOR PLAN YEAR DETERMINATIONS. As soon as practicable following the Plan Year end, the Committee shall make the following prior Plan Year determinations relating to the Plan:

          - whether the performance target goals applicable to the Corporation and each business unit during the prior Plan Year were achieved;

          - the amount of the Incentive Award for each Participant who is an Executive Vice President or more senior officer of the Corporation based on performance during the prior Plan Year;

          - the total incentive award pool based on performance during the prior Plan Year; and

          - the date on which payment of Incentive Awards is to be made. Unless determined otherwise by the Committee, Incentive Awards shall be paid on or about the last day of the Salary Year, to Participants who remain employed at such date.

     7.   PERFORMANCE TARGET GOALS.

          7.1 CORPORATE-BASED PERFORMANCE TARGET GOALS. The Committee shall establish performance target goals, both corporate-wide and for each business unit, based on one or a combination of the following for a Plan
     Year: gross contribution margin; operating margins; earnings, earnings before taxes; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); sales backlog; earnings per share; operating income; net income; revenue; cash flow; assets; total stockholder return; return on assets employed; return on equity; return on invested capital; economic value added;


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     market value added; or price of the Corporation's common stock.  The corporate and business unit performance target goals shall be based on measurable or confirmable, performance-based financial results for the Corporation or a business unit of the Corporation. To the extent reasonably possible, corporate-based performance target goals shall be described in such a manner that achievement thereof can be determined in accordance with the Corporation's audited financial statements and generally accepted accounting principles and reported upon by the Corporation's independent accountants. The Committee shall establish corporate-wide performance target goals which are described by a continuum of results, including a threshold minimum acceptable level of performance below which no Incentive Award pool shall be established, levels of performance at which an Incentive Award pool will be established in an amount equal to specified percentages of the maximum achievable Incentive Awards (such as 10%, 60%, and 100%) and a maximum level of performance above which no additional Incentive Awards shall be paid. The Committee may use a weighted or a straight line interpolation for results falling between the ends of any performance continuum.

          7.2 BUSINESS UNIT-BASED PERFORMANCE GOALS. After the Committee has determined the Incentive Award pool for the Plan Year as set forth in
     Section 7.1, based on the achievement of corporate-wide performance target goals, the Committee shall further assess the contribution made by each business unit for the Plan Year on the basis of (i) the business unit's arithmetic factor, based on its achievement of such business unit's performance target goal for the Plan Year (weighted 50%) and (ii) the business unit's merit factor, based on its achievement of qualitative objectives (such as development of its personnel, degree of value added to the Company's capitalized value, and other criteria established for each business unit) for the Plan Year (weighted 50%). The Incentive Award pool shall then be allocated among the business units and functional units (i.e., the Eligible ARM Employees, the Eligible Senior Management Employees, and the Eligible Administrative Staff Employees), based on relative weighting of the business unit's arithmetic and merit factors and the corporate-wide performance, as applicable.

          7.3 INDIVIDUAL-BASED PERFORMANCE GOALS. After the Committee has determined the portion of the Incentive Award pool allocable to each business unit as set forth in Section 7.2, the Committee may review senior management's summary of the individual performance of each Participant.
     The performance goal for each Participant may be wholly or in part based on qualitative performance as determined by senior management and the Participant's business unit manager. Senior management may establish individual-based performance goals based on one or more of the following: the Participant's annual performance review rating; and/or the Participant accomplishing certain quantitative and qualitative objectives. Each Participant may be awarded his or her potential Incentive Award, in the discretion of the Participant's business unit manager, based upon the participant's achievement of his or her performance goals for the Plan Year and the amount funded in his or her business unit's incentive award pool. The business unit manager may award 0% of a Participant's maximum potential Incentive Award if, for example, such Participant has engaged, during such Plan Year, in conduct


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     harmful to the Corporation or, during such Plan Year, the Participant's annual performance review rating is unacceptable. The Incentive Award pool allocable to each business unit shall be allocated among the Participants in such business unit at the discretion of the business unit manager. A business unit manager's individual Incentive Award shall be determined, after input from senior management, in the discretion of the Committee, with 25% derived from corporate-wide arithmetic factor performance, 25% derived from business unit arithmetic factor performance, and 50% from business unit performance merit factor.

          7.4 ADJUSTMENT OF PERFORMANCE GOALS. Except for good cause shown, the Committee may not adjust performance goals for a particular Plan Year after such have been formally determined by resolution of the Committee. However, the Committee may adjust any corporate or business unit goal, and senior management may adjust individual-based performance goals, to account for events which may affect the achievement of corporate-based, business unit-based or individual-based performance target goals. Such events may include, without limitation, the Participant being promoted, being given different job responsibilities, or being directed to accomplish goals other than the previously determined performance target goals; a significant corporate opportunity or emergency requiring the Participant to divert his or her efforts away from the previously determined performance target goals; significant acquisitions or divestitures;
     special charges or other extraordinary accounting items; destruction of significant corporate assets; and the like.

     8.   INCENTIVE AWARDS.

          8.1 MAXIMUM AND MINIMUM INCENTIVE AWARDS. Senior management, within the parameters approved by the Committee, may establish Incentive Awards of different percentages of Base Salary for different Plan Participants, and may increase or decrease a Participant's Incentive Award and/or Base Salary at any time during the Salary Year. The highest maximum potential Incentive Award that may be established for a Participant is seventy percent (70%) of base salary. The lowest maximum potential Incentive Award that may be established for a Plan Participant is six percent (6%) of base salary.

          8.2 INCENTIVE AWARDS PAID IN CASH OR STOCK. Incentive Awards may be paid in cash or in the form of options or restricted stock of the Corporation or in any combination thereof. Payments of Incentive Awards in the form of options shall be in the form of incentive stock options awarded pursuant to Article II of the Carreker-Antinori, Inc. 1994 Long Term Incentive Plan (the "LTIP"). Payments of Incentive Awards in the form of restricted stock of the Corporation shall be in the form of awards of restricted shares pursuant to Article IV of the LTIP. The


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     option in lieu of any Cash Incentive Award under procedures stablished by the Committee.

          8.3  NO INTEREST.   The Corporation shall not be liable for interest
     upon any Incentive Award regardless of when paid.

          8.4 NO PRE-PAYMENT. Except as otherwise determined by senior management, no payment of any Incentive Award applicable to a particular Plan Year shall be made to any Participant prior to the close of such Plan Year regardless of whether the performance target goals applicable to any Participant have been previously accomplished.

          8.5 INDIVIDUAL AGREEMENTS. Notwithstanding any provision of the Plan to the contrary, the Corporation, acting through its senior management, may enter into individual agreements regarding Incentive Awards under the Plan, on a case-by-case basis, with employees. The terms of any such agreements shall prevail over any provisions of the Plan to the contrary.

          8.6 WITHHOLDING. Payment of Incentive Awards pursuant to the Plan shall comply with all applicable tax and payroll withholding requirements and the Corporation shall have the right to withhold any cash necessary to satisfy such requirements.

     9.   MISCELLANEOUS.

          9.1 EFFECTIVE DATE. The Plan shall be effective upon its approval by formal resolution of the Board.

          9.2 DURATION OF PLAN. The Board may terminate the Plan or any portion thereof at any time. The Plan shall continue in effect until terminated by formal resolution of the Board; however, termination of the Plan after the end of a Plan Year but before payment of any Incentive Awards applicable to such prior Plan Year shall not affect the obligation of the Committee to make the Prior Plan Year Determinations provided for by
     Section 6.2 nor of the Corporation to pay the Incentive Awards based upon such Prior Plan Year Determinations.

          9.3 AMENDMENT OF PLAN. The Board may alter or amend the Plan in whole or in part at any time and from time to time. Unless required by applicable law, rule or regulation, no amendment shall affect adversely any vested or accrued rights of any Participant under the Plan, without such Participant's consent.

          9.4 NONTRANSFERABILITY. A Participant's right and interest to Incentive Awards under the Plan may not be assigned or transferred other than through the laws of descent and distribution or by will in the event of death.


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          9.5  NO CONTRACT OF EMPLOYMENT.  Neither the Plan nor participation in the Plan shall be deemed to be a contract of employment between the Corporation and any Participant or to give any Participant any right to be retained in employment.

          9.6 NON-CUMULATIVE. Incentive Awards under the Plan shall not be used to determine compensation for purposes of pension, insurance, disability or any other similar benefit calculations.

          9.7 GOVERNING LAW. The Plan and the rights of all persons claiming hereunder shall be construed, regulated and administered under the laws of the State of Texas without giving effet to the choice of law principles thereof.

          9.8 UNFUNDED STATUS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan shall give any such Participant any rights that are greater than those of a general creditor of the Corporation.

     10. DEFINITIONS. Whenever used herein, the following terms shall have the following meanings:

          - BASE SALARY - the base salary paid a Participant by the Corporation for a particular Salary Year excluding all other forms of compensation such as any other benefits, Incentive Awards, commissions, pension contributions, and other cash payments. In the case of individuals who are partial Salary Year Participants, Base Salary shall be the base salary paid during that portion of the Salary Year during which such individual was a Participant.

          -    BOARD - the Board of Directors of the Corporation.

          -    COMMITTEE - the Compensation Committee of the Board.

          -    CORPORATION - Carreker-Antinori, Inc., a Delaware corporation.

          - ELIGIBLE ARM EMPLOYEES, ELIGIBLE SENIOR MANAGEMENT EMPLOYEES AND ELIGIBLE ADMINISTRATIVE STAFF EMPLOYEES - those account relationship managers, senior managers and administrative staff employees identified by the Committee for whom corporate-wide performance achievement (rather than business-unit performance achievement) is utilized to determine their participation in the Incentive Award pool.


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          -    INCENTIVE AWARD - a payment made to a Participant pursuant to the provisions of Section Eight hereof and subject to the provisions of the Plan.

          - LTIP - the CARREKER-ANTINORI, INC. 1994 LONG TERM INCENTIVE PLAN (AS AMENDED AND RESTATED).

          -    PARTICIPANT - is defined in Section Four above.

          -    PLAN - the PROFIT SHARING INCENTIVE PLAN OF CARREKER-ANTINORI,
               INC.

          - PLAN YEAR - the period February 1 to January 31 for each year the Plan is in effect.

          -    RESTRICTED PERIOD - is defined in Article IV of the LTIP.

          - Salary Year - the period April 1 through March 31 for each year the Plan is in effect.



















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